Exhibit 99.1

Analog Devices Reports Fourth Quarter and Fiscal Year 2012 Results

NORWOOD, Mass.--(BUSINESS WIRE)--November 27, 2012--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its fiscal fourth quarter and fiscal year ended November 3, 2012.

“ADI delivered solid results for the fourth quarter, with revenue increasing by 2% and diluted EPS increasing by 4% compared to the prior quarter,” said Jerald G. Fishman, CEO. “For the year, revenue decreased 9.8% to about $2.7 billion, reflecting difficult economic conditions and prevailing global uncertainty. We nevertheless generated 65% gross margins, 31% operating margins and over $800 million, or 30% of revenue, in cash from operations for the year.”

Mr. Fishman continued, “Overall orders decreased during the quarter as customers became more cautious and continued to reduce inventories, in many cases to historically low levels. As a result, we began reducing our production levels in the fourth quarter and will reduce them further in the first quarter of fiscal 2013 to keep our inventory at appropriate levels. While this will reduce gross margins in the short term, we believe this should provide significant operating leverage when growth resumes.”

ADI also announced that the Board of Directors has declared a cash dividend of $0.30 per outstanding share of common stock. The dividend will be paid on December 18, 2012 to all shareholders of record at the close of business on December 7, 2012.

Results for the Fourth Quarter of Fiscal 2012

  Revenue totaled $695 million
  Gross margin was 63.8% of revenue
  Operating margin was 31% of revenue
  Diluted EPS was $0.58
  Cash flow from operations was $236 million, or 34% of revenue

Results for Fiscal Year 2012

  Revenue totaled $2.7 billion
  Gross margin was 64.5% of revenue
  Operating margin was 30.5% of revenue
  Diluted EPS was $2.13
  Cash flow from operations was $815 million, or 30% of revenue
  Repurchases of common stock and dividend payments to shareholders totaled $505 million

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the fourth quarter and fiscal year ended 2012, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market and revenue by product type is provided on Schedules D and E. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the First Quarter of Fiscal 2013

The following statements are based on current expectations. These statements are forward- looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

  Revenue estimated to decrease in the range of -6% to -12%
  Gross margin estimated to be approximately 62%
  Operating expenses estimated to be approximately $223 million
  Tax rate estimated to be approximately 18%
  Diluted EPS estimated at $0.40 to $0.48

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the fourth quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI.")

A replay will be available almost immediately after the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID:68650785, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule F of this press release provides the reconciliation of the Company’s non-GAAP measures to its GAAP measures.

Manner in Which Management Uses the Non-GAAP Financial Measures

Management uses non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

Economic Substance Behind Management’s Decision to Use Non-GAAP Financial Measures

The items excluded from the non-GAAP measures were excluded because they are of a non-recurring or non-cash nature.

The following item is excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Restructuring-Related Expenses. These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, and other cost reduction efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following item is excluded from our non-GAAP diluted earnings per share:

Tax-Related Items. In the first quarter of fiscal year 2011, the Company recorded a $13 million tax benefit related to taxes that are one-time in nature. These one-time tax items included the reinstatement of the R&D tax credit in December 2010, retroactive to January 1, 2010; a reduction in a state tax credit valuation reserve we had recorded in prior years; and a benefit from the increase to the Irish deferred tax asset as a result of the increase in the Irish manufacturing tax rate from 10% to 12.5%. In the second quarter of fiscal 2011, the Company recorded a one-time $10.8 million tax benefit for a settlement with the Internal Revenue Service related to certain tax matters for the fiscal 2004 through fiscal 2007 tax years. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

In the third quarter of fiscal 2012, the Company recorded a one-time $3.4 million tax benefit related to the release of a tax reserve for an expired tax year. We excluded this tax-related item from our non-GAAP measures because it is not associated with the tax expense on our current operating results.

Why Management Believes the Non-GAAP Financial Measures Provide Useful Information to Investors

Management believes that the presentation of non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Material Limitations Associated with Use of the Non-GAAP Financial Measures

Analog Devices believes that non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Management’s Compensation for Limitations of Non-GAAP Financial Measures

Management compensates for these material limitations in non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS by also evaluating our GAAP results and the reconciliations of our non-GAAP measures to the most directly comparable GAAP measures. Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, operating expenses, gross margin, tax rate, and other financial results, expected production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: sovereign debt issues globally, any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Fourth Quarter, Fiscal 2012

Schedule A
Revenue and Earnings Summary (GAAP)
(In thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	4Q 12	3Q 12	4Q 11	FY 12	FY 11
	Nov. 3, 2012	Aug. 4, 2012	Oct. 29, 2011	Nov. 3, 2012	Oct. 29, 2011
Revenue	$694,964	$683,026	$716,134	$2,701,142	$2,993,320
Year-to-year change	-3%	-10%	-7%	-10%	8%
Quarter-to-quarter change	2%	1%	-6%
Cost of sales (1)	251,682	235,152	255,620	960,141	1,006,779
Gross margin	443,282	447,874	460,514	1,741,001	1,986,541
Gross margin percentage	63.8%	65.6%	64.3%	64.5%	66.4%
Year-to-year change (basis points)	-50	-160	-270	-190	120
Quarter-to-quarter change(basis points)	-180	40	-290
Operating expenses:
R&D (1)	130,394	129,694	123,889	512,003	505,570
Selling, marketing and G&A (1)	97,609	99,873	99,094	396,519	406,707
Special charges	-	5,836	2,239	8,431	2,239
Total operating expenses	228,003	235,403	225,222	916,953	914,516
Total operating expenses percentage	32.8%	34.5%	31.4%	33.9%	30.6%
Year-to-year change (basis points)	140	400	150	330	-200
Quarter-to-quarter change (basis points)	-170	80	90
Operating income	215,279	212,471	235,292	824,048	1,072,025
Operating income percentage	31.0%	31.1%	32.9%	30.5%	35.8%
Year-to-year change (basis points)	-190	-570	-420	-530	320
Quarter-to-quarter change (basis points)	-10	-40	-390
Other expense	2,755	3,002	4,292	10,515	10,578
Income before income tax	212,524	209,469	231,000	813,533	1,061,447
Provision for income taxes	33,337	39,701	47,473	162,297	200,553
Tax rate percentage	15.7%	19.0%	20.6%	19.9%	18.9%
Income from continuing operations, net of tax	179,187	169,768	183,527	651,236	860,894
Income from discontinued operations, net of tax	-	-	-	-	6,500
Net income	$179,187	$169,768	$183,527	$651,236	$867,394

Shares used for EPS - basic	300,679	298,445	298,910	298,761	299,417
Shares used for EPS - diluted	307,954	305,359	305,734	306,191	308,236

Earnings per share from continuing operations - basic	$0.60	$0.57	$0.61	$2.18	$2.88
Earnings per share from continuing operations- diluted	$0.58	$0.56	$0.60	$2.13	$2.79

Earnings per share - basic	$0.60	$0.57	$0.61	$2.18	$2.90
Earnings per share - diluted	$0.58	$0.56	$0.60	$2.13	$2.81

Dividends paid per share	$0.30	$0.30	$0.25	$1.15	$0.94

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,905	$1,871	$1,835	$7,254	$7,294
R&D	$6,124	$5,999	$6,033	$23,169	$23,289
Selling, marketing and G&A	$6,248	$5,921	$5,684	$23,077	$21,775

Analog Devices, Fourth Quarter, Fiscal 2012

Schedule B
Selected Balance Sheet Information (GAAP)
(In thousands)

	4Q 12	3Q 12	4Q 11
	Nov. 3, 2012	Aug. 4, 2012	Oct. 29, 2011
Cash & short-term investments	$3,900,378	$3,765,045	$3,592,462
Accounts receivable, net	339,881	345,795	348,416
Inventories (1)	313,723	312,079	295,081
Other current assets	142,203	138,366	150,389
Total current assets	4,696,185	4,561,285	4,386,348
PP&E, net	500,867	490,581	478,839
Investments	30,242	29,615	29,361
Goodwill and intangible assets	312,605	308,190	287,287
Other	80,448	66,951	95,800
Total assets	$5,620,347	$5,456,622	$5,277,635

Deferred income on shipments to distributors, net	$238,541	$246,674	$233,249
Other current liabilities	286,538	261,868	291,756
Long-term debt, non-current	807,098	842,540	871,876
Non-current liabilities	122,811	76,934	85,341
Shareholders' equity	4,165,359	4,028,606	3,795,413
Total liabilities & equity	$5,620,347	$5,456,622	$5,277,635

(1) Includes $2,517, $2,361 and $2,431 related to stock-based compensation in 4Q12, 3Q12 and 4Q11, respectively.

Analog Devices, Fourth Quarter, Fiscal 2012

Schedule C
Cash Flow Statement (GAAP)
(In thousands)

	Three Months Ended			Twelve Months Ended
	4Q 12	3Q 12	4Q 11	FY 12	FY 11
	Nov. 3, 2012	Aug. 4, 2012	Oct. 29, 2011	Nov. 3, 2012	Oct. 29, 2011
Cash flows from operating activities:
Net Income	$179,187	$169,768	$183,527	$651,236	$867,394
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	27,484	27,107	28,781	109,705	116,873
Amortization of intangibles	54	56	267	128	1,346
Stock-based compensation expense	14,277	13,791	13,552	53,500	52,358
Gain on sale of business	-	-	-	-	(6,500)
Gain on sale of investments	-	-	-	(1,231)	-
Excess tax benefit - stock options	(2,678)	(5,054)	(7,640)	(12,230)	(44,936)
Noncash portion of special charges	-	219	-	219	-
Other non-cash activity	(1,417)	(1,380)	(352)	(3,187)	833
Deferred income taxes	(5,696)	34	8,693	(9,801)	1,704
Changes in operating assets and liabilities	24,836	(66,835)	3,332	26,203	(88,543)
Total adjustments	56,860	(32,062)	46,633	163,306	33,135
Net cash provided by operating activities	236,047	137,706	230,160	814,542	900,529
Percent of total revenue	34.0%	20.2%	32.1%	30.2%	30.1%

Cash flows from investing activities:
Additions to property, plant and equipment, net	(37,511)	(39,239)	(26,331)	(132,176)	(122,996)
Net proceeds related to sale of businesses	-	-	-	-	10,000
Proceeds related to sale of investments	-	-	-	1,506	-
Payments for acquisitions, net of cash acquired	-	-	-	(24,158)	(13,988)
Purchases of short-term available-for-sale investments	(1,882,319)	(1,854,249)	(1,156,671)	(8,165,043)	(4,289,304)
Maturities of short-term available-for-sale investments	1,713,973	1,534,235	1,101,973	6,543,795	3,436,284
Sales of short-term available-for-sale investments	99,843	76,330	23,476	437,748	282,861
(Increase) Decrease in other assets	(447)	408	88	(1,362)	(6,595)
Net cash used for investing activities	(106,461)	(282,515)	(57,465)	(1,339,690)	(703,738)

Cash flows from financing activities:
Proceeds from long-term debt	-	-	-	-	515,507
Term loan repayments	(33,625)	(3,625)	(3,625)	(56,500)	(28,392)
Early termination of swap agreements	-	-	-	18,520	-
Dividend payments to shareholders	(91,372)	(89,511)	(74,824)	(344,701)	(281,626)
Repurchase of common stock	(20,795)	(17,344)	(82,816)	(160,536)	(330,256)
Net proceeds from employee stock plans	80,492	23,329	27,925	191,220	217,164
Contingent Consideration Payment	-	-	-	(1,991)	-
(Decrease) increase in other financing activities	(1,125)	(4,755)	914	(7,869)	1,279
Excess tax benefit - stock options	2,678	5,054	7,640	12,230	44,936
Net cash (used for) provided by financing activities	(63,747)	(86,852)	(124,786)	(349,627)	138,612
Effect of exchange rate changes on cash	845	(1,256)	(630)	(1,492)	(303)

Net increase (decrease) in cash and cash equivalents	66,684	(232,917)	47,279	(876,267)	335,100
Cash and cash equivalents at beginning of period	462,149	695,066	1,357,821	1,405,100	1,070,000
Cash and cash equivalents at end of period	$528,833	$462,149	$1,405,100	$528,833	$1,405,100

Analog Devices, Fourth Quarter, Fiscal 2012

Schedule D
Revenue Trends by End Market
The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Nov. 3, 2012				Aug. 4, 2012	Oct. 29, 2011
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$304,693	44%	-5%	-3%	$322,092	$315,716
Automotive	110,227	16%	-4%	-3%	114,730	113,528
Consumer	137,620	20%	28%	-6%	107,848	146,221
Communications	142,424	20%	3%	1%	138,356	140,669
Total Revenue	$694,964	100%	2%	-3%	$683,026	$716,134

	Twelve Months Ended
	Nov. 3, 2012					Oct. 29, 2011
	Revenue	%	Y/Y %			Revenue
Industrial	$1,240,344	46%	-12%			$1,411,386
Automotive	463,577	17%	11%			417,929
Consumer	467,626	17%	-16%			559,142
Communications	529,595	20%	-12%			604,863
Total Revenue	$2,701,142	100%	-10%			$2,993,320

Analog Devices, Fourth Quarter, Fiscal 2012

Schedule E
Revenue Trends by Product Type
The categorization of our products into broad categories is based on the characteristics of the individual products, the specification of the products and in some cases the specific uses that certain products have within applications. The categorization of products into categories is therefore subject to judgment in some cases and can vary over time. In instances where products move between product categories we reclassify the amounts in the product categories for all prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each product category.

	Three Months Ended
	Nov. 3, 2012				Aug. 4, 2012	Oct. 29, 2011
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Converters	$307,252	44%	3%	-5%	$299,634	$323,291
Amplifiers / Radio Frequency	174,521	25%	-4%	-4%	180,899	182,708
Other analog	112,083	16%	14%	11%	98,269	101,176
Subtotal Analog Signal Processing	593,856	85%	3%	-2%	578,802	607,175
Power management & reference	45,808	7%	1%	-14%	45,401	53,173
Total Analog Products	$639,664	92%	2%	-3%	$624,203	$660,348
Digital Signal Processing	55,300	8%	-6%	-1%	58,823	55,786
Total Revenue	$694,964	100%	2%	-3%	$683,026	$716,134

	Twelve Months Ended
	Nov. 3, 2012					Oct. 29, 2011
	Revenue	%*	Y/Y %			Revenue
Converters	$1,192,064	44%	-11%			$1,343,487
Amplifiers / Radio Frequency	697,687	26%	-11%			788,299
Other analog	397,376	15%	-3%			410,323
Subtotal Analog Signal Processing	2,287,127	85%	-10%			2,542,109
Power management & reference	$182,134	7%	-16%			$217,615
Total Analog Products	2,469,261	91%	-11%			2,759,724
Digital Signal Processing	231,881	9%	-1%			233,596
Total Revenue	$2,701,142	100%	-10%			$2,993,320

* The sum of the individual percentages does not equal the total due to rounding

Analog Devices, Fourth Quarter, Fiscal 2012

Schedule F
Reconciliation from Non-GAAP to GAAP Data (In thousands, except per-share amounts)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	4Q 12	3Q 12	4Q 11	FY 12	FY 11
	Nov. 3, 2012	Aug. 4, 2012	Oct. 29, 2011	Nov. 3, 2012	Oct. 29, 2011

GAAP Operating Expenses	$228,003	$235,403	$225,222	$916,953	$914,516
Percent of Revenue	32.8%	34.5%	31.4%	33.9%	30.6%
Restructuring-Related Expense		(5,836)	-	(5,836)	-
Non-GAAP Operating Expenses	$228,003	$229,567	$225,222	$911,117	$914,516
Percent of Revenue	32.8%	33.6%	31.4%	33.7%	30.6%

GAAP Operating Income/Margin From Continuing Operations	$215,279	$212,471	$235,292	$824,048	$1,072,025
Percent of Revenue	31.0%	31.1%	32.9%	30.5%	35.8%
Restructuring-Related Expense	-	5,836	-	5,836	-
Non-GAAP Operating Income/Margin From Continuing Operations	$215,279	$218,307	$235,292	$829,884	$1,072,025
Percent of Revenue	31.0%	32.0%	32.9%	30.7%	35.8%

GAAP Diluted EPS Including Discontinued Operations	$0.58	$0.56	$0.60	$2.13	$2.81
Diluted Loss Per Share from Discontinued Operations	-	-	-	-	0.02
GAAP Diluted EPS From Continuing Operations	$0.58	$0.56	$0.60	$2.13	$2.79
IRS Tax Settlement	-	-	-	-	(0.04)
Impact of the Reinstatement of the R&D Tax Credit	-	-	-	-	(0.02)
Impact of State Tax Valuation	-	-	-	-	(0.02)
Impact of Increase in Irish Tax Rate	-	-	-	-	(0.00)
Restructuring-Related Expense	-	0.01	-	0.01	-
Impact of Expired Tax Statute	-	(0.01)	-	(0.01)	-
Non-GAAP Diluted EPS From Continuing Operations (1)	$0.58	$0.56	$0.60	$2.13	$2.72

(1) The sum of the individual per share amounts may not equal the total due to rounding.

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
781-461-3491 (fax)
investor.relations@analog.com